UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

Morgan Stanley Direct Lending Fund

(Exact name of registrant as specified in its charter)

Delaware	814-01332	27-0279273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1585 Broadway New York, NY		10036
(Address of principal executive offices)		(Zip Code)

1 (888) 454-3965

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 16, 2019, the sole stockholder of Morgan Stanley Direct Lending Fund (the “Company”) approved by unanimous written consent the application of the reduced asset coverage requirements in Section 61(a)(2) of the Investment Company Act of 1940, as amended (the “1940 Act”), to the Company and declined the Company’s offer to repurchase all of the shares of common stock of the Company held by the sole stockholder as of such date. The application of the reduced asset coverage requirements in Section 61(a)(2) of the 1940 Act permits the Company to double the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirements applicable to the Company from 200% to 150%, effective as of December 17, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2019	MORGAN STANLEY DIRECT LENDING FUND

	By:	/s/ Orit Mizrachi
Orit Mizrachi
Chief Operating Officer and Secretary